Exhibit 4(a)

[CONFORMED COPY]

KENTUCKY UTILITIES COMPANY
TO
THE BANK OF NEW YORK MELLON,
Trustee

_____________________________
Supplemental Indenture No. 6
dated as of August 1, 2018

_____________________________
Supplemental to the Indenture
dated as of October 1, 2010

_____________________________
Establishing
First Mortgage Bonds, Collateral Series 2018CCA

SUPPLEMENTAL INDENTURE NO. 6
SUPPLEMENTAL INDENTURE No. 6, dated as of the 1st day of August, 2018, made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation duly organized and existing under the laws of the Commonwealths of Kentucky and Virginia, having its principal corporate offices at One Quality Street, Lexington, Kentucky 40507 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262 and having its principal place of business at 225 Liberty Street, New York, New York 10281 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 6 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 6 are hereinafter sometimes, collectively, called the “Indenture.”
Recitals of the Company
The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.
The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto.
The Original Indenture and Supplemental Indentures No. 1, No. 2 and No. 3, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 4, and Supplemental Indenture No. 4 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 5.
Supplemental Indenture No. 5 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto.
Pursuant to Article Three of the Original Indenture, the Company wishes to establish a series of Securities, such series of Securities to be hereinafter sometimes called “Securities of Series No. 9”.
As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 9. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 6 to establish the designation and certain terms of such series of Securities and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 6 a valid agreement of the Company, and to make the Securities of Series No. 9 valid obligations of the Company, have been performed.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 6 WITNESSETH, that, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property), as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture, as heretofore amended; and it is further mutually covenanted and agreed, for the benefit of the Holders of the Securities of Series No. 9, as follows:

ARTICLE ONE

SECURITIES OF SERIES NO. 9

SECTION 101.      Creation of Series No. 9.
There is hereby created a series of Securities designated “First Mortgage Bonds, Collateral Series 2018CCA”, and the Securities of such series shall:
(a)    be issued in the aggregate principal amount of $17,875,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture);
(b)    be dated September 5, 2018;
(c)    have a Stated Maturity of February 1, 2026, subject to prior redemption by the Company;
(d)    have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and
(e)    be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO
MISCELLANEOUS PROVISIONS

SECTION 201.      Single Instrument.
This Supplemental Indenture No. 6 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 6, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 6 shall together constitute the Indenture.
SECTION 202.      Trustee.
The Trustee accepts the amendment of the Original Indenture effected by this Supplemental Indenture No. 6 upon the terms and conditions set forth in the Original Indenture, as heretofore amended and supplemented, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Original Indenture, as heretofore amended and supplemented, and as hereby amended. The Recitals of the Company contained in this Supplemental Indenture No. 6 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 6.
SECTION 203.     Effect of Headings.
The Article and Section headings in this Supplemental Indenture No. 6 are for convenience only and shall not affect the construction hereof.
___________________
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 6 to be duly executed as of the day and year first written above.

KENTUCKY UTILITIES COMPANY

By:	/s/ Daniel K. Arbough
Name: Daniels K. Arbough
Title: Treasurer

ATTEST:

/s/ John R. Crockett III
Name:	John R. Crockett III
Title:	General Counsel, Chief Compliance
Officer and Corporate Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

COMMONWEALTH OF KENTUCKY	)
	)	ss
COUNTY OF JEFFERSON	)

On this 24th day of August, 2018, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of KENTUCKY UTILITIES COMPANY, a corporation of the Commonwealths of Kentucky and Virginia and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.
In witness whereof, I hereunto set my hand and official seal.

/s/ Betty Brinley
Notary Public

[SEAL]

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On this 23rd day of August, 2018, before me, a notary public, the undersigned, personally appeared Francine Kincaid, who acknowledged herself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.
In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Bret S. Derman
Bret S. Derman Notary Public, State of New York No. 02DE6196933 Qualified in Kings County Certified Filed in New York County Commission Expires November 17, 2020

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:
The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, Pennsylvania 15262
Attn: Corporate Trust Administration

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

CERTIFICATE OF PREPARER
The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney
Kentucky Utilities Company
220 West Main Street
Louisville, Kentucky 40202

/s/ James J. Dimas
James J. Dimas

EXHIBIT A

KENTUCKY UTILITIES COMPANY
________________

Bonds Issued and Outstanding
under the Indenture
________________

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 28, 2010	$350,779,405	$245,852,405
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	None
		3	3.250% Series due 2020	November 16, 2010	$500,000,000	$500,000,000
		4	5.125% Series due 2040	November 16, 2010	$750,000,000	$750,000,000
3	November 1, 2013	5	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000
4	September 1, 2015	6	3.30% Series due 2025	September 28, 2015	$250,000,000	$250,000,000
		7	4.375% Series due 2045	September 28, 2015	$250,000,000	$250,000,000
5	August 1, 2016	8	Collateral Series 2016CCA	August 25, 2016	$96,000,000	$96,000,000

___________________________
1 As of August 1, 2018.

EXHIBIT B

KENTUCKY UTILITIES COMPANY
________________

Filing and Recording
of
Supplemental Indenture No. 5, dated as of August 1, 2016,
to
Indenture, dated as of October 1, 2010
________________

COUNTY NAME	BOOK AND PAGE NUMBER
Adair	MB 345, Pg 630
Anderson	MB 562, Pg 489
Ballard	MB 85, Pg 487
Barren	MB 571, Pg 910
Bath	MB 226, Pg 676
Bell	MB 338, Pg 755
Bourbon	MB 600, Pg 70
Boyle	MB 697, Pg 578
Bracken	MB 289, Pg 701
Bullitt	DB 900, Pg 684
Caldwell	MB 317, Pg 545
Carroll	MB 233, Pg 65
Casey	MB 246 Pg 337
Christian	MB 1448, Pg 281
Clark	MB 833, Pg 823
Clay	MB 219, Pg 48
Crittenden	MB 217, Pg 50
Estill	MB J10, Pg 311
Fayette	MB 8629, Pg 386
Fleming	MB 335, Pg 238
Franklin	MB 1387, Pg 759
Fulton	MB 183, Pg 283
Gallatin	MB 224, Pg 33
Garrard	MB 350, Pg 355
Grayson	MB 22L, Pg 506
Green	MB 303, Pg 574
Hardin	MB 2171, Pg 881
Harlan	MB 443, Pg 258
Harrison	MB 394, Pg 160
Hart	MB 374, Pg 155

Henry	MB 341, Pg 469
Hickman	MB 113, Pg 117
Hopkins	MB 1163, Pg 91
Jessamine	MB 1255, Pg 200
Knox	MB 434, Pg 752
Larue	MB 351 Pg 587
Laurel	MB 1125, Pg 781
Lee	MB 114, Pg 187
Lincoln	MB 437, Pg 326
Livingston	MB 303, Pg 84
Lyon	MB 237, Pg 610
Madison	MB 1694, Pg 314
Marion	MB 403, Pg 155
Mason	MB 435, Pg 253
McCracken	MB 1505, Pg 619
McLean	MB 194, Pg 493
Mercer	MB 635, Pg 702
Montgomery	MB 528, Pg 757
Muhlenberg	MB 682, Pg 460
Nelson	MB 1106, Pg 794
Nicholas	MB 156, Pg 711
Ohio	MB 520, Pg 245
Oldham	MB 2220, Pg 953
Owen	MB 264, Pg 764
Pendleton	DB 337, Pg 355
Pulaski	MB 1490, Pg 656
Robertson	MB 64, Pg 323
Rockcastle	Misc. Book 48, Pg 383
Rowan	MB A374, Pg 527
Russell	MB 385, Pg 565
Scott	MB C43, Pg 864
Shelby	MB 1017, Pg 115
Taylor	MB 555, Pg 677
Trimble	MB 209, Pg 463
Union	MB 424, Pg 120
Washington	MB 276, Pg 716
Webster	MB 330, Pg 302
Whitley	MB 606, Pg 730
Woodford	MB 777, Pg 418

EXHIBIT C

KENTUCKY UTILITIES COMPANY
____________________

REAL PROPERTY
____________________

Schedule of real property owned in fee located in the Commonwealth of Kentucky

Bourbon County, Kentucky:

First: A parcel of land with improvements thereon located on the West side of East Main Street, formerly the old Maysville and Lexington turnpike, and extending back from said Street to low water mark on Stoner Creek in the City of Paris, Bourbon County, Kentucky, and better described as follows: BEGINNING at a point on the West side of East Main Street in Paris, Kentucky, at a point where same intersects with the old mill race, the second lot herein described, thence along the South side of the old Mill race, in a westerly direction, a distance of 220 feet, more or less, to low water mark on Stoner Creek and at end of mill race; thence up Stoner Creek, at low water mark, to a point on Stoner Creek, in line of the East concrete abutment of the bridge over this creek; thence in a northeasterly direction with the line of this abutment, and with the western margin of East Main Street, to the place of beginning.

Second: A parcel of land adjoining the above lot known as the old mill race, and adjoining the above lot on its North side; this lot has a frontage of 25 feet, more or less, on the West side of East Main Street and extends back therefrom in a westerly direction between lines approximately 25 feet wide a distance of 220 feet, more or less, to low water mark on Stoner Creek and is adjoined on the North side by property formerly owned by Ed Doyle.

Being the same property conveyed to Kentucky Utilities Company by Deed dated January 5, 2018, of record in Deed Book 306, Page 254 in the Office of the Clerk of Bourbon County, Kentucky.

Carroll County, Kentucky:

Tract I:
Beginning at a concrete marker on the north side of Black Rock Road, some one hundred, twenty-five (125) feet, measured at grade, west of Montgomery Road; thence running perpendicular to Black Rock Road, northwardly two hundred, twenty-five (225) feet, measured at grade, more or less to a concrete marker, a new made corner with A. Owen; thence westwardly parallel to Black Rock Road one hundred, ninety-three (193) feet, measured at grade, to a concrete marker, another corner with A. Owen; thence southwardly, parallel with the east boundary hereof, two hundred, twenty-five (225) feet, measured at grade, to a point in the north right-of-way line of Black Rock Road, a concrete marker; thence eastwardly parallel to the north boundary hereof, a distance of one hundred, ninety-three (193) feet, measured at grade, to the place of beginning, containing 0.997 acre, more or less.

Tract II:
A certain tract of land located in Carroll Co., Kentucky, on the west side of Montgomery Road and on the north side of Black Rock Road, at the intersection of Montgomery Road and Black Rock Road and further described as follows:
Unless noted otherwise, any monument referred to as a “set iron pin” is a ½” x 18” rebar with a plastic cap stamped “BATTS PLS 2119”. The basis of bearings is from a magnetic bearing observed on November 25, 2003.
Beginning at a set mag nail at the intersection of Black Rock Road and Montgomery Road in the north line of Bart W. Hale (D.B. 151 PG. 584): thence a new division line with the centerline of Montgomery Road for the following 2 calls, North 06 degrees 07 minutes 12 seconds East, a distance of 105.05 feet to a set mag nail; thence North 01 degrees 02 minutes 07 seconds West, a distance of 274.68 feet to a set mag nail corner to Tract 1 created this date; thence leaving the road a new division line with Tract 1 for the following 2 calls, South 88 degrees 17 minutes 59 seconds West, a distance of 11.75 feet to a set iron pin; thence South 88 degrees 17 minutes 59 seconds West, a distance of 421.95 feet to a set iron pin; thence leaving the line of Tract 1 a new division line for the following 2 calls, South 11 degrees 53 minutes 27 seconds East, a distance of 255.34 feet to a set iron pin witnessed by a post; thence South 11 degrees 53 minutes 27 seconds East, a distance of 20.03 feet to a point in the centerline of Black Rock Road in the line of Bart W. Hale (D.B. 151 PG. 584); thence with the line of Hale and the centerline of Black Rock Road South 89 degrees 51 minutes 22 seconds East, a distance of 56.69 feet to a point corner to Steven M. Owen (D.B. 107 PG. 208); thence with the line of Owen for the following 5 calls, North 01 degrees 55 minutes 28 seconds West, a distance of 26.95 feet to a set iron pin; thence North 01 degrees 55 minutes 36 seconds West, a distance of 225.00 feet to a set iron pin; thence South 76 degrees 35 minutes 56 seconds East, a distance of 193.00 feet to a set iron pin; thence South 04 degrees 42 minutes 48 seconds East, a distance of 225.00 feet to a set iron pin; thence South 04 degrees 42 minutes 48 seconds East, a distance of 20.05 feet to a point in the centerline of Black Rock Road in the line of Bart W. Hale (D.B. 151 PG. 584); thence with the line of Hale and the centerline of Black Rock Road for the following 3 calls, South 73 degrees 51 minutes 17 seconds East, a distance of 23.47 feet to a set mag nail; thence South 68 degrees 14 minutes 47 seconds East, a distance of 50.20 feet to a set mag nail; thence South 52 degrees 48 minutes 19 seconds East, a distance of 56.82 feet to the point of beginning. The above described parcel contains 1.756 acres and is subject to all right of ways, casements, and passways of record and in existence. This legal description is derived from a survey by R.B. Batts PLS #2119 done from November 25, 2003 to Dec. 01, 2003.

Being the same property conveyed to Kentucky Utilities Company by Deed dated September 21, 2016, of record in Deed Book 202, Page 67 in the Office of the Clerk of Carroll County, Kentucky.

Fayette County, Kentucky:

Property 1:

Being all of Parcel 3, as shown by the Consolidation Record Plat of The Property of The Lexington Habitat for Humanity, Inc., of record in Plat Cabinet I, Slide 618, in the office of the Fayette County Clerk.

Being the same property conveyed to Kentucky Utilities Company by Deed dated November 29, 2017, of record in Deed Book 3542, Page 562 in the Office of the Clerk of Fayette County, Kentucky.

Property 2:

Being Tract A on the Plat attached as Exhibit A-1 to the Quitclaim Deed of record in Deed Book 3542, Page 566 in the Office of the Clerk of Fayette County, Kentucky, and more particularly described as follows:
The below described area was claimed by deed recorded in Deed Book 47, Page 262 dated 1869 in the Office of the Clerk of Fayette County, Kentucky, and has not been conveyed since. The Fayette County Property Valuation Administration shows area to be owned by Linda Jacobs (D.B. 1679, Pg. 477); however, is not claimed by the record deed nor any other record deeds shown by Property Valuation Administration, and being more particularly described as follows:
BEGINNING at a 2" x 1/4" MAG nail with washer (PLS# 4048) set, as will be typical for all MAG nails set, said MAG nail being on the southern Right‐of‐Way of Eastern Ave. (45’ Right‐of‐Way per Plat Cabinet I, Slide 618) 22.5’ southeast of centerline alignment of Eastern Ave., and being the western most property corner of Daniel Lee Kemp and Gina E. Kemp (D.B. 2519, Pg. 68, Parcel 1) and being the northern most corner of Linda Jacobs (D.B. 1679, Pg. 477), said pin having Kentucky State Plane Coordinate System – North Zone Coordinates of N=197849.97, E=1571527.44 lying in Lexington, Fayette County, Kentucky,
Thence leaving the southern Right‐of‐Way of Eastern Ave. (45’ Right‐of‐Way per Plat Cabinet I, Slide 618) and along the property of Daniel Lee Kemp and Gina E. Kemp (D.B. 2519, Pg. 68, Parcel 1) S41°25'44"E – 50.26 feet to an iron pin set (18” x 5/8” rebar with a 2” aluminum cap stamped PLS #4048), as will be typical for all iron pins set, said iron pin being the southernmost corner of Daniel Lee Kemp and Gina E. Kemp (D.B. 2519, Pg. 68, Parcel 1), a corner of Linda Jacobs (D.B. 1679, Pg. 477), and being in the line of Kentucky Utilities Company (D.B. 1634, Pg. 351);
Thence leaving the property of Daniel Lee Kemp and Gina E. Kemp (D.B. 2519, Pg. 68, Parcel 1) and along the property line of Kentucky Utilities Company (D.B. 1634, Pg. 351) the following two courses: S48°25'09"W – 10.64 feet to an iron pin found (PLS # 3000), said iron pin found being the western most corner of Kentucky Utilities Company (D.B. 1634, Pg. 351), and a corner of Linda Jacobs (D.B. 1679, Pg. 477), and S41°07'23"E – 60.08 feet to an iron pin set, said iron pin being the southwest corner of Kentucky Utilities Company (D.B. 1634, Pg. 351), and the northwest corner of Kentucky Utilities Company (D.B. 1226, Pg. 828);
Thence leaving Kentucky Utilities Company (D.B. 1634, Pg. 351) and along the property line Kentucky Utilities Company (D.B. 1226, Pg. 828) S40°34'58"E – 14.80 feet to a 1/4” iron pin found (no ID cap), said 1/4” iron pin being in the property line of Kentucky Utilities Company (D.B. 1226, Pg. 828), being the southeast most corner of Linda Jacobs, the northern most corner of the vacant property being surveyed, and being the Point of Beginning for this description;
Thence continuing first with Kentucky Utilities Company (D.B. 1226, Pg. 828) and then with Kentucky Utilities Company (D.B. 426, Pg. 333) S40°17’56”E – 24.12 feet to an iron pin found (PLS #3000), said iron pin being in the line of Kentucky Utilities Company (D.B. 426, Pg. 333) and the northern most corner of Kentucky Utilities Company (D.B. 1400, Pg. 225), and the eastern most corner of the vacant property being surveyed;
Thence leaving Kentucky Utilities Company (D.B. 426, Pg. 333) and with Kentucky Utilities Company (D.B. 1400, Pg. 225), S48°50’26”W – 22.90 feet to a pinched pipe found, said pipe being the western most corner of Kentucky Utilities Company (D.B. 1400, Pg. 225), and being a corner of the vacant property being surveyed;

Thence leaving Kentucky Utilities Company (D.B. 426, Pg. 333), S42°35'09"W - 1.96 feet to an iron pin found (PLS #3000), said pin being the northern most corner of Fleetwood Land Management LLC. (D.B. 3106, Pg. 685 tract 3);
Thence with the property line of Fleetwood Land Management LLC. (D.B. 3106, Pg. 685 tract 3), S50°22'30"W 17.11 feet to a 5/8" iron pin found (no id cap), said pin being the western most corner of Fleetwood Land Management LLC. (D.B. 3106, Pg. 685 tract 3), being the on the line of Fleetwood Land Management LLC. (D.B. 3106, Pg. 685 tract 2), and being the southernmost corner of the vacant property being surveyed;
Thence leaving the corner of Fleetwood Land Management LLC. (D.B. 3106, Pg. 685 tract 3), and with the line of Fleetwood Land Management LLC. (D.B. 3106, Pg. 685 tract 2), N41°27'33"W - 20.56 feet to a 5/8" iron pin found (no id cap), said pin being the northern most corner of Fleetwood Land Management LLC. (D.B. 3106, Pg. 685 tract 2), being on the line of Earlease Burnett (D.B. 2251, Pg. 212), and being the western most corner of the vacant property being surveyed;
Thence leaving the corner of Fleetwood Land Management LLC. (D.B. 3106, Pg. 685 tract 2), and with the line of Earlease Burnett (D.B. 2251, Pg. 212), N48°58'35"E - 13.32 feet to a 5/8" iron pin set (PLS #4048), said pin being the eastern most corner of Earlease Burnett (D.B. 2251, Pg. 212);
Thence with the line of Earlease Burnett (D.B. 2251, Pg. 212), N41°44'40"w - 3.14 feet to a 5/8" iron pin found (PLS #4048), said pin being the southernmost corner of Linda Jacobs (D.B. 1679, Pg. 477), and being on the line of Earlease Burnett (D.B. 2251, Pg. 212);
Thence leaving the line of Earlease Burnett (D.B. 2251, Pg. 212),and with the line of Linda Jacobs (D.B. 1679, Pg. 477), N48°27'02"E - 29.13 feet to the Point of Beginning and containing 0.022 acres by survey.
This description prepared by physical survey conducted by John Henry Russell, AGE Engineering Services, Inc., PLS #4048, dated November 1, 2017.

Being the same property conveyed to Kentucky Utilities Company by Quitclaim Deed dated November 29, 2017, of record in Deed Book 3542, Page 566 in the Office of the Clerk of Fayette County, Kentucky.

Property 3:

Being all of Parcel 1, comprising 0.237 acres, a shown on Minor Consolidation Plat of KY River Coal & Lane Allen Park, Kentucky Utilities Co., & LFUCG, Parkers Mill & New Circle Road, Lexington, Fayette County, Kentucky, of record in Plat Cabinet R, Slide 416, in the Fayette County Clerk's office.

Being the same property conveyed to Kentucky Utilities Company by Deed dated September 13, 2016, of record in Deed Book 3432, Page 187 in the Office of the Clerk of Fayette County, Kentucky.

Gallatin County, Kentucky:

Property 1:

Being all of Lot 18 of Montgomery Road Division as recorded in Plat B9 of the Gallatin County Clerk’s Records at Warsaw, Kentucky.

Being the same property conveyed to Kentucky Utilities Company by Deed dated October 12, 2017, of record in Deed Book 125, Page 331 in the Office of the Clerk of Gallatin County, Kentucky.

Property 2:

Being all of Lot 10 of Montgomery Road Division as recorded in Plat B-3 of the Gallatin County Clerk’s Records at Warsaw, Kentucky.

Being the same property conveyed to Kentucky Utilities Company by Deed dated December 16, 2016, of record in Deed Book 123, Page 494 in the Office of the Clerk of Gallatin County, Kentucky.

Property 3:

Being all of Lot 9 of the Montgomery Road Division, Section 3, as appears on Plat Slide B3 in the Gallatin County Clerk’s Office, and being more particularly described as follows:

Beginning at iron pin set (5/8" x 18" steel rebar pin with aluminum survey cap bearing P.L.S. #3916, as will be typical for all set corner monuments), said pin being:

•	20 feet, measured perpendicularly, east of the centerline of Wards Run Road

•	having Kentucky State Plane Coordinates (NORTH ZONE – NAD83) of N=453054.90 E=1425400.08

•	being the northwest corner of the land being surveyed and also being the southwest corner of Lot 2 of the Montgomery Road Division, Section 3 (Plat Slide B3)

•	being N18°03’26”W – 0.94 feet from an iron pin found PLS# 2709-3612

•	lying near the community of Ghent, Gallatin County, KY

•	and being the POINT OF BEGINNING for this description;

Thence leaving said edge of right-of-way and with the southern boundary line of Lot 2, N67°15’15”E – 196.91 feet to an iron pin found (PLS# 1961), said pin being the Southeast Corner of Lot 2 and being a western corner of Lot 3 of the Montgomery Road Division, Section 3 (Plat Slide B3), said pin being N20°49’15”W – 1.22 feet from an Iron Pin Found (PLS# 2709-3612);

Thence leaving Lot 2 and with the western boundary line of first Lot 3 and second Lot 8, S17°52’39”E – passing an Iron Pin Found (PLS# 1989), at 125.36 feet, said pin being the corner of Lot 3 and Lot 8 and continuing with the line of Lot 8, passing an iron pin found with no identification cap at 184.00 feet and continuing an additional 0.82 feet for a total distance of 184.82 feet to the Northeast Corner of Lot 10 lying within an existing utility pole, said corner being the southeast corner of the land being surveyed and being a western corner of Lot 8 of the Montgomery Road Division, Section 3 (Plat Slide B3);

Thence leaving said corner and with the northern boundary line of Lot 10, S60°04’43”W – passing an iron witness pin set at 2.13 feet and continuing an additional 153.40 feet for a total distance of 155.53 feet to an iron pin found with no identification cap, said pin being the northwest corner of Lot 10 of the Montgomery Road Division, Section 3 (Plat Slide B3) and being the southwest corner of the lot being surveyed, said pin being 20.83 feet east from the centerline of Wards Run Road;

Thence leaving said corner and with the eastern right-of-way of Wards Run Road (see Plat Slide B3) the following three courses:
N34°02’51”W – 68.48 feet to a point,

N29°38’11”W – 60.81 feet to a point, and
N27°24’04”W – 76.31 feet to the Point of Beginning and containing 0.796 acres by survey.

This description prepared from a physical survey conducted by David L. King II, AGE Engineering Services, Inc., Ky. P.L.S. #3916, dated May 31, 2018.

Being the same property conveyed to Kentucky Utilities Company by Deed dated June 20, 2018, of record in Deed Book 126, Page 730 in the Office of the Clerk of Gallatin County, Kentucky.

Garrard County, Kentucky:

BEING TRACT A as shown on the Minor Plat approved by the Garrard County, Kentucky Fiscal Court on May 8, 2018, and attached as Exhibit A-1 to the Deed of record in Deed Book 293, Page 728 in the Office of the Clerk of Garrard County, Kentucky, and being more particularly described as follows:

COMMENCING at an iron pin found (no ID cap), said iron pin being on the northern edge of a 30’ Right-of-Way of Ronclar Drive, 15’ from centerline and being the southeast property corner of David J. Hopkins and Susan E. Hopkins (Deed Book 288, Page 253) and being the southwest property corner of the parent tract, Ronnie Lane (Deed Book 94, Page 119 and Deed Book 95, Page 414), said point having Kentucky State Plane Coordinate System – South Zone Coordinates of N=2169338.56, E=1945493.19;

Thence along the northern edge of a 30’ Right-of-Way of Ronclar Drive, 15’ from centerline along a curve to the Right (Radius – 129.29 feet, Arc Length – 40.00 feet, Chord Bearing – N64°40’32”E and Chord Distance – 39.84 feet) to an iron pin set (PLS# 4180), said iron pin being 18” x 5/8” rebar with a 2” aluminum cap as will be typical for all iron pins set, on the northern edge of a 30’ Right-of-Way of Ronclar Drive, 15’ from centerline, said pin having Kentucky State Plane Coordinate System – South Zone Coordinates of N=2169355.60, E=1945529.20 lying in Garrard County, Kentucky, and being the Point of Beginning for this description;

Thence leaving the northern edge of a 30’ Right-of-Way of Ronclar Drive and with a new line severing the parent tract (Deed Book 94, Page 119 and Deed Book 95, Page 414) the following thirty-four courses: N47°31’50”W – 132.71 feet to a iron pin set in a fence, thence along the existing fence N40°07’22”E – 397.62 feet to a iron pin set in the edge of the existing transmission easement (see Deed Book 44, Page 320), thence along the existing transmission easement parallel to and 100’ southwest from the centerline alignment of the transmission line S59°04’32”E passing an iron witness pin set at 171.84 feet and continuing 40.00 feet for a total distance of 211.84 feet to an unmarked point in the center of a drain, thence with the center of the drain N86°52’01”W – 8.72 feet to a point in center of drain, N67°18’40”W – 15.06 feet to a point in center of drain, S72°40’27”W – 7.09 feet to a point in center of drain, S39°37’57”W – 8.68 feet to a point in center of drain, S19°04’41”E – 9.68 feet to a point in center of drain, S26°52’46”E – 27.59 feet to a point in center of drain, S09°03’52”E – 21.15 feet to a point in center of drain, S05°37’33”W – 16.82 feet to a point in center of drain, S37°13’53”W – 21.03 feet to a point in center of drain, S00°31’48”W – 25.47 feet to a point in center of drain, S26°55’10”W – 16.13 feet to a point in center of drain, S45°53’04”W – 31.50 feet to a point in center of drain, S08°36’30”W – 23.61 feet to a point in center of drain, S49°20’05”W – 25.85 feet to a point in center of drain, S68°12’34”W – 12.80 feet to a point in center of drain, S52°39’36”W – 34.43 feet to a point in center of drain, S31°52’21”W – 11.46 feet to a point in center of drain, N82°13’13”W – 6.50 feet to a point in center of drain, N38°43’31”W – 3.14 feet to a point in center of drain, N81°52’03”W – 12.96 feet to a point in center of drain, N82°00’02”W – 13.33 feet to a point in center of drain, S59°34’46”W – 4.52 feet to a point in center of drain, S56°16’22”W – 4.28 feet to a point in center of drain, S37°41’02”W

– 9.23 feet to a point in center of drain, S47°01’51”W – 13.21 feet to a point in center of drain, S22°12’27”W – 12.65 feet to a point in center of drain, S10°46’38”W – 12.72 feet to a point in center of drain, S19°30’50”W – 15.03 feet to a point in center of drain, S66°05’35”W – 8.25 feet to a point in center of drain, S82°12’20”W – 11.18 feet to a point in center of drain and S30°08’21”W – 12.75 feet to an iron pin set on Right-of-Way, said iron pin being on the northern edge of a 30' Right-of-Way of Ronclar Drive, 15' from centerline;

Thence along northern edge of a 30' Right-of-Way of Ronclar Drive, 15' from centerline, the following six courses: N66°11’41”W – 19.85 feet to a point on Right-of-Way, N74°32’19”W – 23.79 feet to a point on Right-of-Way, N83°12’46”W – 23.55 feet to a point on Right-of-Way, S89°36’21”W – 23.57 feet to a point on Right-of-Way, S81°04’38”W – 23.76 feet to a point on Right-of-Way and S70°11’54”W – 5.53 feet the Point of Beginning and containing 2.225 acres by survey.

This description prepared from a physical survey conducted by Lucas B. Harris, AGE Engineering Services, Inc., Kentucky P.L.S. #4180, dated the 8th day of May, 2018

Being the same property conveyed to Kentucky Utilities Company by Deed dated May 22, 2018, of record in Deed Book 293, Page 728 in the Office of the Clerk of Garrard County, Kentucky.

Larue County, Kentucky:

Being Tract C as shown on the Retracement/Minor Plat (the “Plat”) dated October 13, 2017, as prepared by AGE Engineering Services, Inc., attached as Exhibit A to the Deed of record in Deed Book 250, Page 4, in the Office of the Clerk of Larue County, Kentucky.

Being the same property conveyed to Kentucky Utilities Company by Deed dated December 21, 2017, of record in Deed Book 250, Page 4 in the Office of the Clerk of Larue County, Kentucky.

Laurel County, Kentucky:

Being Lots 7 and 8 in the J.K. Lewis Subdivision East London, Kentucky, as is shown by plat of same recorded in Deed Book 220, Page 450 in the Office of the Clerk of Laurel County, Kentucky.

Being the same property conveyed to Kentucky Utilities Company by Deed dated December 21, 2017, of record in Deed Book 738, Page 488 in the Office of the Clerk of Laurel County, Kentucky.

Madison County, Kentucky:

Property 1:

Being Tract 1 as shown on the Minor Plat approved by the Richmond Planning Commission on December 19, 2016, and recorded on December 21, 2016, in Plat Book 27, Page 227, in the Office of the Clerk of Madison County, Kentucky.

Being the same property conveyed to Kentucky Utilities Company by Deed dated January 26, 2017, of record in Deed Book 740, Page 571 in the Office of the Clerk of Madison County, Kentucky.

Property 2:
Tract I: A certain lot situated on Water Street in Richmond, Kentucky, in Madison County, Kentucky:
Beginning at an iron pin in the south line of Water Street, said pin being 157.2 (feet) from the intersection of the south line of Water Street with the West line of Collins Street, a corner to Robert Jett; thence with Jett’s line S25° 31’ W 65.1 feet to an iron pin and corner to Margaret Phelps; thence with Phelps’ line N61° 35’ W 41.1 feet to a post and corner to James Baker and Paul Burnam; thence with the Baker-Burnam line N28° 25’ (E) 65.0 feet to iron pin in the south line of Water Street and corner; thence with the south line of Water Street S61° 35’ E 27.8 feet to the beginning.
Tract II: A lot situated on the south side of Water Street in Richmond, Kentucky, bounded on the north by Water Street, on the west by the property of Hamhock Liquor Dispensary, Inc., on the east by Collins Street and on the south by property of Spurlin, and known as Lot “B” of the Robert Jett property as shown on a plat recorded in Deed Book 259, page 188 in the Madison County Clerk’s office.

Being the same property conveyed to Kentucky Utilities Company by Deed dated September 20, 2016, of record in Deed Book 736, Page 5 in the Office of the Clerk of Madison County, Kentucky.